Exhibit 99.1

Kraft Announces New Executive Team;

Sharpens Focus on Innovation, Marketing and Growth

NORTHFIELD, Ill. - Sept. 12, 2006 — Kraft Foods Inc. (NYSE: KFT), a global leader in food and beverages, today announced a new executive team that will sharpen the company’s focus on innovation, marketing and growth.

“Our new team will build a Kraft that is bolder, more agile, more creative and more focused,” said Irene Rosenfeld, Chief Executive Officer of Kraft Foods. “We’re putting more day-to-day decision-making in the hands of our North American sectors and international regions – the people closest to our consumers, customers and markets. And, we will focus more intensely on consumers’ evolving food and beverage needs to take full advantage of our broad product portfolio and to accelerate growth.”

Kraft is taking a number of actions to support these objectives:

•                  Jeri Finard has been named to the newly created position of EVP & Chief Marketing Officer to lead Consumer Innovation & Marketing Services. This new group merges the company’s Global Category Development and Global Marketing Resources & Initiatives (GMRI) functions. As a result of combining these two groups, Paula Sneed, EVP of GMRI, has chosen to leave Kraft after a transition period. During this time, she will advise the company on a number of marketing excellence initiatives.

•                  Rick Searer has been named EVP & President of Kraft North America Commercial (KNAC). Under Searer’s leadership, the Presidents who head the five North American sectors and North America Foodservice will have significantly more authority to run their respective businesses. He has been with the company for 25 years, most recently serving as Group Vice President & President, North America Convenient Meals Sector — currently the company’s fastest-growing North American sector. Given the redefined roles within KNAC and a desire to pursue his own career aspirations, Dave Johnson, EVP & President of KNAC, has chosen to leave the company.

•                  Some time ago, Hugh Roberts, EVP & President of Kraft International Commercial (KIC), informed the company of his intention to retire. An external search has been under way for his replacement. Roberts will stay on until early next year to assist with the transition.

•                  David Brearton has been named EVP, Global Business Services & Strategy, which includes responsibility for areas such as information systems, business process improvement, and mergers and acquisitions. Alene Korby will continue in her role as EVP & Chief Information Officer, reporting to  Brearton, while also assuming leadership for managing the company’s outsourced and shared services.  Linda Hefner, EVP, Global Strategy & Business Development, has expressed a desire to pursue an opportunity outside the company and will leave Kraft following a transition period.

•                  Marc Firestone has been named to the newly created position of EVP, Corporate & Legal Affairs and General Counsel. He will lead the company’s communications, government affairs, community involvement, law and compliance activities.

Continuing in their current roles are: Jim Dollive, EVP & Chief Financial Officer; Karen May, EVP, Global Human Resources; Jean Spence, EVP, Global Technology & Quality; and Franz-Josef Vogelsang, EVP, Global Supply Chain.

“I want to recognize Dave, Hugh, Paula and Linda for their exemplary dedication to Kraft,” said Rosenfeld. “Dave’s leadership has been instrumental in improving the performance of our North American business.

Hugh has built the foundation for the growth we’re seeing in our developing markets. Paula has been a passionate advocate for marketing excellence at Kraft. And Linda’s leadership of our M&A activities has strengthened our portfolio. We wish them much continued success.”

The nine members of Kraft’s executive team report to Rosenfeld, who was named CEO in June 2006.  These management changes are effective immediately.

“Our new management team will tap into the potential of our people to make the changes necessary to support our quest for faster growth,” Rosenfeld said.

Kraft North America Commercial comprises five consumer sectors — Beverages, Cheese & Dairy, Convenient Meals, Grocery, and Snacks & Cereals — and North America Foodservice. Kraft International Commercial includes four geographic regions: Asia Pacific; Eastern Europe, Middle East & Africa; European Union; and Latin America.

About Kraft Foods

Kraft Foods (NYSE: KFT) is the world’s second-largest food and beverage company. For more than 100 years, Kraft has helped people around the world eat and live better.  Millions of times a day, in more than 150 countries, consumers reach for their favorite Kraft brands including Kraft cheeses and dinners, Jacobs, Gevalia and Maxwell House coffees, Oscar Mayer meats, DiGiorno pizzas, Oreo cookies, Ritz crackers and chips, Philadelphia cream cheese, Milka and Cote d’Or chocolates, Honey Bunches of Oats cereals, Good Seasons salad dressings and Tang refreshment beverages.

For more information on Kraft Foods, please visit our website at www.kraft.com.

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CONTACT: Kraft Foods Inc.
Media: Nancy Daigler, 847-646-4538
or
Investors: Chris Jakubik, 847-646-5494

SOURCE: Kraft Foods Inc.